                                                                       EXHIBIT 8




AKIN GUMP STRAUSS HAUER & FELD LLP
Attorneys at Law
1700 Pacific Avenue, Suite 4100
Dallas, Texas 75201-4618
(214)969-2800/fax: (214)969-4343
www.akingump.com



                                February 5, 2004




Westport Resources Corporation
1670 Broadway
Suite 2800
Denver, Colorado  80202-4800

Re:  Registration Statement on Form S-4, File No. 333-105834

Ladies and Gentlemen:

         Akin Gump Strauss Hauer & Feld LLP, a registered limited liability partnership organized under the laws of the State of Texas, has acted as counsel to Westport Resources Corporation, a Nevada corporation (the "COMPANY"), in connection with the registration, pursuant to a registration statement on Form S-4 (as may be amended from time to time, the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), of (i) the proposed offer by the Company to exchange (the "EXCHANGE OFFER") up to $125,000,000 of its 8 1/4% Senior Subordinated Notes Due 2011 issued in a private offering on April 3, 2003 (the "OLD NOTES") for an equal principal amount of its 8 1/4% Senior Subordinated Notes Due 2011 to be registered under the Act (the "EXCHANGE NOTES").


         For purposes of this opinion letter, a "United States Holder" is a beneficial owner of the Exchange Notes who, for United States Federal income tax purposes, is:


                  o an individual who is a citizen or resident of the United States;


                  o a corporation or another entity taxable as a corporation created or organized in or under the laws of the United States or any political subdivision thereof or therein;


                  o an estate if its income is subject to United States Federal income taxation regardless of its source;


                  o a trust if (1) a United States court can exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of its substantial decisions; or

AKIN GUMP STRAUSS HAUER & FELD LLP
Attorneys at Law
1700 Pacific Avenue, Suite 4100
Dallas, Texas 75201-4618
(214) 969-2800/fax: (214) 969-4343
www.akingump.com



Westport Resources Corporation

February 5, 2004

                  o specified electing trusts that were in existence on August 20, 1996 and treated as domestic trusts on that date.


A "Foreign Holder" is a beneficial owner of the Exchange Notes other than a United States Holder. Terms not defined herein shall have the meaning assigned to them in the Registration Statement.

         In rendering our opinion, we have examined the Registration Statement and such other documents, agreements, and instruments as we have deemed necessary or appropriate and have made such legal and factual inquiries as we have deemed necessary as a basis for our opinion set forth below. We have assumed, without making any independent investigation, that all documents as furnished to us are complete and authentic, that the signatures on all documents are genuine, that all such documents have been, or in the case of drafts, will be, duly authorized, executed and delivered, and the legal capacity of all natural persons. We have further assumed that the Exchange Offer, and any transactions related thereto, will be consummated in the manner described in the Registration Statement (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof); all reporting obligations with respect to the Exchange Offer required under the Internal Revenue Code of 1986, as amended (the "CODE") and the applicable Treasury Regulations currently promulgated under the Code (the "REGULATIONS") will be complied with; and all documents and instruments referred to in the Registration Statement are valid and binding in accordance with their terms. We are also relying on the truth and accuracy at all relevant times of the statements and representations contained in the Registration Statement.

         In connection with this opinion letter, we have made no special investigation or review of any laws, regulations or judicial or administrative decisions, other than a review of the current provisions of the Code, applicable Regulations, and current judicial and administrative authority (including published revenue rulings and revenue procedures) with respect thereto (collectively referred to as the "TAX LAW"). We have made no investigation or review of any matters relating to the Company or any other person other than as expressly set forth herein.

         Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that the following accurately describes the material United States Federal income tax consequences of the Exchange Offer to the holders described therein and of the ownership and disposition of the Exchange Notes:

         1. Interest paid or payable on an Exchange Note will be taxable to a United States Holder as ordinary income, generally at the time it is received or accrued, in accordance with such holder's regular method of accounting for United States Federal income tax purposes.

AKIN GUMP STRAUSS HAUER & FELD LLP
Attorneys at Law
1700 Pacific Avenue, Suite 4100
Dallas, Texas 75201-4618
(214) 969-2800/fax: (214) 969-4343
www.akingump.com



Westport Resources Corporation

February 5, 2004

         2. The exchange of Old Notes for Exchange Notes in the exchange offer will constitute a tax-free recapitalization for United States Holders. Consequently, a United States Holder will not recognize gain or loss on the exchange, the holding period of the Exchange Note will include the holding period of the Old Note, and the basis of the Exchange Note will be the same as the basis of the Old Note immediately before the exchange. If a United States Holder receives additional interest, we believe it should be treated in the same manner as regular interest on the Exchange Notes. However, the United States Holder might instead be required to report it as income when it accrues or becomes fixed, even if the United States Holder is a cash method taxpayer.

         3. The holding and disposition of Exchange Notes may be affected by the market discount provisions of the Code. These rules generally provide that if a United States Holder purchases a debt instrument at a market discount and thereafter recognizes gain on a disposition of the debt instrument, including payment on maturity, the lesser of such gain and the portion of the market discount that accrued while the debt instrument was held by such United States Holder will be treated as ordinary interest income at the time of the disposition. For this purpose, a purchase at a market discount includes a purchase after original issuance at a price below the debt instrument's stated principal amount. The market discount rules also provide that a United States Holder who acquires a debt instrument at a market discount and who does not elect to include such market discount in income on a current basis may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such debt instrument until the United States Holder disposes of the debt instrument in a taxable transaction. A United States Holder of a debt instrument acquired at a market discount may elect to include the market discount in income as the discount thereon accrues, either on a straight-line basis or, if elected, on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired by such United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a United States Holder elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on a disposition of the Exchange Note and the deferral of interest deductions on indebtedness related to the Exchange Note would not apply.

         4. Generally, if the tax basis of an obligation held as a capital asset exceeds the amount payable at maturity of the obligation, such excess may constitute amortizable bond premium that the United States Holder may elect to amortize under the constant interest rate method and deduct the amortized premium over the period from the United States Holder's acquisition date to the obligation's maturity date. A United States Holder who elects to amortize bond premium must reduce the tax basis in the related obligation by the amount of the aggregate

AKIN GUMP STRAUSS HAUER & FELD LLP
Attorneys at Law
1700 Pacific Avenue, Suite 4100
Dallas, Texas 75201-4618
(214) 969-2800/fax: (214) 969-4343
www.akingump.com



Westport Resources Corporation

February 5, 2004
deductions allowable for amortizable bond premium. The amortizable bond premium deduction is treated as an offset to interest income on the related note for Federal income tax purposes. The election to amortize bond premium, once made, applies to all taxable bonds owned by such United States Holder during or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

         5. Upon the sale, exchange, redemption, retirement at maturity or other disposition of an Exchange Note, a United States Holder generally will recognize taxable gain or loss equal to the difference between the sum of cash plus the fair market value of all non-cash property received on such disposition (except to the extent such cash or property is attributable to accrued, but unpaid, interest, which will be taxable as ordinary income) and such United States Holder's adjusted tax basis in the Exchange Note. A United States Holder's adjusted tax basis in an Exchange Note generally will equal the cost of the Old Note to such United States Holder, increased by any market discount previously included in income and decreased by any amortizable bond premium deducted over the term of the Exchange Note. Subject to market discount and amortizable bond premium rules above, gain or loss recognized on the disposition of an Exchange Note will be long-term capital gain or loss if, at the time of such disposition, the United States Holder's holding period for the note is more than one year. Long-term capital gain realized by individual taxpayers is generally taxable at a maximum rate of 15 percent. The deductibility of capital losses is subject to limitations.

         6. Backup withholding and information reporting requirements may apply to payments made with respect to the Exchange Notes. The Company, its agent, or a broker, as the case may be, will be required to withhold from any payment that is subject to backup withholding United States Federal income tax a portion of such payment not to exceed 28% (31% beginning January 1, 2011), if a United States Holder fails to furnish its taxpayer identification number (social security or employer identification number) or otherwise fails to comply with the applicable requirements of the backup withholding rules. Corporations and certain other entities are generally exempt from the backup withholding and information reporting requirements. Generally, income on the notes will be reported to non-exempt United States Holders on an applicable Internal Revenue Service Form 1099. Any amounts withheld under the backup withholding rules from a payment to a United States Holder will be allowed as a credit against such United States Holder's United States Federal income tax liability and may entitle the United States Holder to a refund, provided that the required information is furnished to the Internal Revenue Service by the United States Holder in a timely manner.

         7. Payments of interest to a Foreign Holder that are not effectively connected to the conduct of a United States trade or business will generally not be subject to United States Federal income tax, or the withholding thereof, provided the Foreign Holder:

AKIN GUMP STRAUSS HAUER & FELD LLP
Attorneys at Law
1700 Pacific Avenue, Suite 4100
Dallas, Texas 75201-4618
(214) 969-2800/fax: (214) 969-4343
www.akingump.com



Westport Resources Corporation

February 5, 2004

                  o does not own (directly or indirectly, actually or constructively) 10% or more of the total combined voting power of all classes of the Company's capital stock entitled to vote;

                  o is not a controlled foreign corporation that is related to the Company through stock ownership; and

                  o is not a bank receiving interest described in section 881(c)(3)(A) of the Code.

A Foreign Holder that receives interest payments that are not effectively connected with a United States trade or business but that does not satisfy each of the three above mentioned conditions will be subject to withholding tax at a rate of 30%, unless a United States income tax treaty applies to reduce or eliminate withholding. To qualify for exemption from withholding, the last United States payor in the chain of payment prior to payment to a Foreign Holder (the "withholding agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that:

                  o is signed by the Foreign Holder under penalties of perjury;

                  o certifies that the holder of the securities is a Foreign Holder; and

                  o        provides the name and address of the Foreign Holder.

The statement may be made on an Internal Revenue Service Form W-8BEN or a substantially similar form, and the Foreign Holder must inform the withholding agent of any change in the information on the statement within 30 days of any change. If the notes are held through a securities clearing organization or certain other financial institutions that are not qualified intermediaries, the organization or institution may provide a signed statement to the withholding agent along with a copy of Internal Revenue Service Form W-8BEN or a substitute form provided by the Foreign Holder. If the financial institution is a qualified intermediary, it generally will not be required to furnish a copy of the Internal Revenue Service Form W-8BEN. A qualified intermediary is a financial institution that has entered into a withholding agreement with the Internal Revenue Service.

         8. The exchange of Old Notes for Exchange Notes in the exchange offer will not constitute a taxable event for Foreign Holders. Consequently, for United States Federal income tax purposes, a Foreign Holder will not recognize gain or loss on the exchange, the holding period of the Exchange Note will include the holding period of the Old Note, and the basis of the Exchange Note will be the same as the basis of the Old Note immediately before the exchange. If

AKIN GUMP STRAUSS HAUER & FELD LLP
Attorneys at Law
1700 Pacific Avenue, Suite 4100
Dallas, Texas 75201-4618
(214) 969-2800/fax: (214) 969-4343
www.akingump.com



Westport Resources Corporation

February 5, 2004
a Foreign Holder receives additional interest on the Exchange Notes, we believe it should be treated in the same manner as regular interest on the notes.

         9. A Foreign Holder will generally not be subject to United States Federal income tax, or the withholding thereof, on any gain realized upon the sale, exchange, redemption, retirement at maturity or other disposition of the Exchange Notes. If, however, the gain is effectively connected with the conduct of a trade or business within the United States by the Foreign Holder or if the Foreign Holder is present in the United States for 183 days or more during the taxable year of sale, redemption, retirement or other disposition and certain other conditions are met, the Foreign Holder may be subject to income tax on all income and gains recognized.

         10. If a Foreign Holder holds the Exchange Notes in connection with a trade or business that the Foreign Holder is conducting in the United States:

                  o Any interest on the Exchange Notes, and any gain from disposing of the Exchange Notes, generally will be subject to income tax as if the Foreign Holder were a United States Holder; and

                  o If the Foreign Holder is a corporation, the Foreign Holder may be subject to the "branch profits tax" on the earnings that are connected with Foreign Holder's United States trade or business, including earnings from the notes. This tax is 30%, but may be reduced or eliminated by an applicable United States income tax treaty.

         11. Backup withholding and information reporting requirements do not apply to payments of interest made to Foreign Holders if the certification needed to avoid withholding tax on interest, as described above, is received, provided that the payor does not have actual knowledge that the holder is a United States Holder. If any payments of principal and interest are made to the beneficial owner of an Exchange Note by or through the foreign office of a foreign custodian, foreign nominee or other foreign agent of such beneficial owner, or if the foreign office of a foreign "broker" (as defined in applicable Regulations) pays the proceeds of the sale of an Exchange Note effected outside the United States to the seller thereof, backup withholding and information reporting will not apply. Information reporting requirements (but not backup withholding) will apply, however, to a payment by or through a foreign office of a broker of principal and interest or the proceeds of a sale of an Exchange Note effected outside the United States if that broker has specified types of relationships with the United States, unless the broker has documentary evidence in its records that the holder is a Foreign Holder and certain other conditions are met or the Foreign Holder otherwise establishes an exemption. Payment by a

AKIN GUMP STRAUSS HAUER & FELD LLP
Attorneys at Law
1700 Pacific Avenue, Suite 4100
Dallas, Texas 75201-4618
(214) 969-2800/fax: (214) 969-4343
www.akingump.com



Westport Resources Corporation

February 5, 2004

United States office of a broker is subject to both backup withholding at a rate not to exceed 30% (31% beginning January 1, 2011) and information reporting unless the holder certifies, under penalties of perjury, in the manner required as to its Foreign Holder status or otherwise establishes an exemption.


         The opinion and other matters in this letter are qualified in their entirety and subject to the following:

         A. We express no opinion as to (i) any laws other than the Tax Law; (ii) the accuracy of any statements of law relating to the Exchange Offer except as set forth above; or (iii) any other matters relating to the Registration Statement.

         B. Except where we state otherwise, this opinion letter addresses only Exchange Notes held as capital assets, as defined in the Code by a United States Holder or a Foreign Holder who is the initial beneficial owner of the Exchange Notes. This opinion letter addresses the material United States Federal income tax consequences of the Exchange Offer to the holders described herein and the ownership and disposition of the Exchange Notes and does not address any other tax consequences or all of the tax consequences that may be relevant to a United States Holder or a Foreign Holder. It also does not address any of the tax consequences to holders that may be subject to special tax treatment, including banks, thrift institutions, real estate investment trusts, personal holding companies, insurance companies, and brokers and dealers in securities or currencies. Further, it does not address:


                           o the United States Federal income tax consequences to stockholders in, or partners or beneficiaries of, an entity that is a holder of the Old Notes or the Exchange Notes;


                           o the United States Federal estate and gift or alternative minimum tax consequences of the purchase, ownership and sale of the Old Notes or the Exchange Notes;


                           o the United States Federal income tax consequences to persons who hold the Old Notes or the Exchange Notes in a "straddle" or as part of a "hedging," "conversion" or "constructive sale" transaction or whose "functional currency" is not the United States dollar; or

AKIN GUMP STRAUSS HAUER & FELD LLP
Attorneys at Law
1700 Pacific Avenue, Suite 4100
Dallas, Texas 75201-4618
(214) 969-2800/fax: (214) 969-4343
www.akingump.com



Westport Resources Corporation

February 5, 2004

                           o any state, local or foreign tax consequences of the purchase, ownership and sale of the Old Notes or the Exchange Notes.

         C. The opinion expressed herein is as of the date hereof. Any change in the Tax Law (including pursuant to any legislation which Congress may be currently considering), which may change at any time with retroactive or prospective effect and which is subject to differing interpretation, or any change in the facts, representations or documents upon which the opinion expressed herein is based, could change our conclusions and render the opinion expressed herein inapplicable. We undertake no obligation to advise you of any facts or circumstances that may come to our attention, any new developments in the law or in the application or interpretation of the Federal income tax laws, or any other change in legal authorities that may occur after the date of this opinion letter, that may affect the opinion expressed herein or to update the opinion expressed herein in the event that there is a change in the legal authorities, facts or documents upon which the opinion expressed herein is based.

         D. This opinion represents and is based upon our best legal judgment regarding the application of relevant current provisions of the Code and the Regulations, and interpretations of the foregoing as expressed in existing court decisions, administrative determinations (including the practices and procedures of the Internal Revenue Service (the "IRS") in issuing private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives such a ruling) and published rulings and procedures all as of the date hereof. An opinion of counsel merely represents counsel's best judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinion will not be taken by the IRS, or that a court considering the issues would not hold contrary to our opinion. The Company has not requested a ruling from the IRS (and no ruling will be sought) as to any of the Federal income tax consequences addressed in this opinion.

         E. The opinion expressed herein is limited to the matters expressly stated herein and no opinion is to be inferred or may be implied beyond the tax opinion expressly set forth above. This letter does not address any other Federal, state, local or foreign tax consequences that may result from the

AKIN GUMP STRAUSS HAUER & FELD LLP
Attorneys at Law
1700 Pacific Avenue, Suite 4100
Dallas, Texas 75201-4618
(214) 969-2800/fax: (214) 969-4343
www.akingump.com



Westport Resources Corporation

February 5, 2004

                  Exchange Offer or any other transaction (including any transaction undertaken in connection with the Exchange Offer).

         F. Our opinion set forth herein is based upon the description of the Exchange Offer as set forth in the Registration Statement. If the actual facts relating to any aspect of the Exchange Offer differ from this description in any material respect, our opinion may become inapplicable. No opinion is expressed as to the Exchange Offer if all the transactions described in the Registration Statement are not consummated in accordance with the terms set forth therein and without waiver or breach of any material provision thereof, or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.


                                   Sincerely,



                                   /S/ AKIN GUMP STRAUSS HAUER & FELD LLP